UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☒    Definitive Additional Materials

☐    Soliciting Material Pursuant to §240.14a-12

JAMES RIVER COAL COMPANY

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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As a result of the resignation of Matthew Goldfarb from the Board of Directors of James River Coal Company, which became effective October 16, 2006, the Board will withdraw its nomination of Mr. Goldfarb at the Company’s annual meeting of shareholders to be held November 3, 2006. The Board previously named Mr. Goldfarb as a nominee for election at the annual meeting to serve a term on the Board ending in 2009. The Board does not intend to present a replacement nominee at the annual meeting. Any proxy cards that are submitted with instructions to vote for Mr. Goldfarb will be voted only for the three other original nominees of the Board, as named in the Company’s proxy statement dated October 5, 2006.